Exhibit 10.36

                 THIRD AMENDMENT AND SUPPLEMENT
            TO AMENDED AND RESTATED CREDIT AGREEMENT


     THIS THIRD AMENDMENT AND SUPPLEMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Third Amendment") is made and entered into as of the 25th day of January, 2002, to be effective as of the date all conditions precedent set forth in Section 3 hereof have been satisfied (the "Effective Date"), among McMoRan OIL & GAS LLC (successor by merger with McMoRan Oil & Gas Co.), a Delaware limited liability company ("Borrower"); JPMORGAN CHASE BANK, successor in interest to The Chase Manhattan Bank (formerly Chase Bank of Texas, National Association), as agent (in such capacity, the "Agent") for each of the lenders that is a signatory or which becomes a signatory to the hereinafter defined Credit Agreement other than Bank of Montreal and Fleet National Bank, who have withdrawn as lenders under the "Tranche A Credit Facility" (as defined in the Credit Agreement) pursuant to the Second Amendment (as defined in the Credit Agreement) effective November 9, 2001 (the "Lenders"); and the Lenders.

                        R E C I T A L S:

     A. The Borrower, the Lenders, Bank of Montreal, Fleet National Bank and the Agent entered into a certain Amended and Restated Credit Agreement dated as of June 15, 2000 (as heretofore amended from time to time, the "Credit Agreement"), whereby, upon the terms and conditions therein stated, the Lenders, Bank of Montreal and Fleet National Bank agreed to make certain "Tranche
A Loans" (as such term is defined in the Credit Agreement) and extend certain credit to the Borrower.

B. The Borrower has requested that the Lenders extend the "Termination Date" (as defined in the Credit Agreement) from January 25, 2002 to February 28, 2002, and the Lenders have agreed to such extension subject to the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Borrower, the Lenders and the Agent hereby agree that the Credit Agreement shall be amended as follows:

     1.   Certain Definitions.


          1.1. Terms Defined Above. As used in this Third Amendment, the terms "Agent", "Borrower", "Credit Agreement", "Effective Date",
"Third Amendment" and "Lenders" shall have the meanings indicated above.

1.2. Terms Defined in Credit Agreement. Unless otherwise defined herein, all terms beginning with a capital letter which are defined in the Credit Agreement shall have the same meanings herein as therein unless the context hereof otherwise requires.

     2.   Amendments to Credit Agreement.

          2.1. Defined Terms. The following terms defined in Section 1.02 of the Credit Agreement are hereby amended as follows:

          (a) The term "Agreement" is hereby amended to mean the Credit Agreement, as amended and supplemented by this Third Amendment and as the same may from time to time be further amended or supplemented, which shall include, inter alia, Annex I thereto, as the same may from time to time be amended or supplemented.

(b) The term "Termination Date" is hereby amended in its entirety to read as follows:

               "'Termination Date' shall mean, unless the Tranche A Commitments are sooner terminated pursuant to Sections 2.03(b) or 10.02 hereof, January 28, 2002; provided, however, if the Agent receives a duly executed and completed copy of that certain Purchase and Sale Agreement between Halliburton Energy Services, Inc. ("HES") and the Borrower, pursuant to which the Borrower has agreed to sell and HES has agreed to purchase certain Oil and Gas Properties more particularly described therein, which shall be effective and shall be substantially in the form approved by the Board of Directors of HES, then the Termination Date shall be February 28, 2002, unless the Tranche A Commitments are sooner terminated pursuant to
     Section 2.03(b) or 10.02 hereof."

          2.2. Additional Defined Term. Section 1.02 of the Credit Agreement is hereby further amended and supplemented by adding the following new definition, which reads in its entirety as follows:

               "'Third  Amendment' shall mean  that  certain
     Third  Amendment and Supplement to Amended and Restated
     Credit Agreement dated as of January 25, 2002, among the Borrower, the Lenders and the Agent."

     3. Conditions Precedent. In addition to all other applicable conditions precedent contained in the Credit Agreement, the obligation of the Lenders and the Agent to enter into this Third Amendment shall be conditioned upon the following conditions precedent:

          (a)  The Agent shall have received a copy of this Third
Amendment, duly completed and executed by the Borrower; and

(b) The Agent shall have received such other information, documents or instruments as it or its counsel may reasonably request.
     4. Default. Any default under this Third Amendment shall constitute a default under the Credit Agreement.

5. Representations and Warranties. The Borrower represents and warrants to the Lenders and the Agent that:
          (a) there exists no Default or Event of Default, or any condition or act which constitutes, or with notice or lapse of time or both would constitute, an Event of Default under the Credit Agreement, as hereby amended and supplemented;

(b) the Borrower has performed and complied with all covenants, agreements and conditions contained in the Credit Agreement, as hereby amended and supplemented, required to be performed or complied with by it; and
(c) the representations and warranties of the Borrower contained in the Credit Agreement, as hereby amended and supplemented, were true and correct when made, and are true and correct in all material respects at and as of the time of delivery of this Third Amendment.

6. Extent of Amendments. Except as expressly herein set forth, all of the terms, conditions, defined terms, covenants, representations, warranties and all other provisions of the Credit Agreement (including Annex I thereto) are herein ratified and confirmed and shall remain in full force and effect.

7. Counterparts. This Third Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and same instrument.

8. References. On and after the Effective Date hereof, the terms "Agreement", "hereof", "herein", "hereunder", and terms of like import when used in the Credit Agreement shall, except where the context otherwise requires, refer to the Credit Agreement, as amended and supplemented by this Third Amendment.

     THIS  THIRD  AMENDMENT,  THE CREDIT  AGREEMENT,  AS  AMENDED
HEREBY, THE TRANCHE A NOTES AND THE OTHER TRANCHE A LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     This Third Amendment shall benefit and bind the parties hereto, as well as their respective assigns, successors, heirs and legal representatives.


              [SIGNATURES ON THE FOLLOWING PAGE]

     EXECUTED as of the date first above written.

                              BORROWER:

                              McMoRan OIL & GAS LLC


                              By:
                              Name:

                              Title:


                              LENDERS AND AGENT:

                              JPMORGAN CHASE BANK, successorin interest to The Chase Manhattan Bank, Individually and as Agent


                              By:
                              Name:

                              Title:



                              HIBERNIA NATIONAL BANK


                              By:
                              Name:

                              Title: